                                                                   Exhibit 32(b)

                           SECTION 1350 CERTIFICATION*

In connection with the Annual Report on Form 10-K of Bob Evans Farms, Inc. (the "Company") for the fiscal year ended April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald
J. Radkoski, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  July 14, 2004             By:  /s/ Donald J. Radkoski
                                      ----------------------------------------
                                      Donald J. Radkoski
                                      Chief Financial Officer, Treasurer and
                                      Secretary

* This certification is being furnished as required by Rule 13a - 14(b) under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and
   Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

                                       40